CONSENT OF ART S. IBRADO

In connection with the Management's Discussion and Analysis for the years ended December 31, 2022 and 2021 (the "Annual MD&A") of Integra Resources Corp. (the "Company"), which included references to my name and to the technical report entitled "Technical Report and Preliminary Feasibility Study for the DeLamar and Florida Mountain Gold - Silver Project, Owyhee County, Idaho, USA", dated March 22, 2022, the undersigned hereby consents to: (i) the reference of the undersigned's name in the Annual MD&A, (ii) the use of information attributed to me in the Annual MD&A, and (iii) the information attributed to me in the short form base shelf prospectus, in each case, being included in or incorporated by reference into the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission and any amendments thereto and into the prospectus included therein.

Date: January 16, 2024 /s/ Art S. Ibrado ___________________________ Name: Art S. Ibrado